Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the use in this Registration Statement on Form SB-2 of our report dated May 16, 2003 relating to the financial statements of Rapidtron, Inc., and to the reference to our Firm under the caption "Experts and Changes in and Disagreements with Accountants on Accounting and Financial Matters" in the Prospectus.




                                     /s/  Squar, Milner, Reehl & Williamson, LLP



Newport Beach, California
February 4, 2004